UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2025

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Reverse Split

At the Special Meeting of Stockholders (the “Special Meeting”) of Scorpius Holdings, Inc. (the “Company”) held on January 16, 2025, the Company’s stockholders approved a proposal granting the Company’s Board of Directors (the “Board”) the discretion to amend the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s common stock, par value $0.0002 per share (the “Common Stock”), at a ratio of 1-for-5 to 1-for-35, with the ratio within such range to be determined at the discretion of the Board, without reducing the authorized number of shares of Common Stock. Following the Special Meeting, the Board approved the filing of a Certificate of Amendment to the Certificate of Incorporation (the “Charter Amendment”) to effect a reverse stock split at a final split ratio of 1-for-20 (the “Reverse Stock Split”). The Company intends to file the Charter Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split on January 17, 2025, to become effective at 12:01 a.m. Eastern Time on January 21, 2025 (the “Effective Date”).

Split Adjustment; Treatment of Fractional Shares

As a result of the 1-for-20 Reverse Stock Split, each 20 pre-split shares of Common Stock outstanding will automatically combine into one new share of Common Stock without any action on the part of the holders, and the number of outstanding shares of Common Stock will be reduced from approximately 5.8 million shares to approximately 0.3 million shares (subject to rounding of fractional shares, which will be paid in cash). Proportional adjustments will also be made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s outstanding equity awards and warrants, as well as the applicable exercise price. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except those stockholders who would have otherwise received fractional shares, who will receive cash in lieu of such fractional shares.

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of fractional shares, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the effective time of the Reverse Stock Split (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the NYSE American LLC for the ten days preceding the Effective Date. Holders of as many as 19 shares of Common Stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split.

Trading Symbol; New CUSIP

After the Reverse Stock Split, the trading symbol for the Common Stock will continue to be “SCPX”. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 42237K607.

Certificate of Amendment

The description of the Charter Amendment set forth above does not purport to be complete and is qualified in its entirety by the full text of the form of Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As set forth in Item 5.03 of this Current Report on Form 8-K, on January 16, 2025, the Company held the Special Meeting at which the Company’s stockholders voted on the following three (3) proposals and cast their votes as described below. These matters are described in detail in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2024 (the “Proxy Statement”). As of December 13, 2024, the record date of the Special Meeting, there were 4,868,268 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. Present in person or by proxy at the Special Meeting were 2,449,800 shares of Common Stock, representing more than one-third of the issued and outstanding capital stock entitled to vote at the Special Meeting, which constituted a quorum.

The final voting results for each item of business voted upon at the Special Meeting, as described in the Proxy Statement, is set forth below.

Proposal 1. Reverse Stock Split Proposal.

The stockholders approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of the Board, effect a reverse stock split at a ratio of 1-for-5 to 1-for-35, with the ratio within such range to be determined at the discretion of the Board, based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,730,300	709,287	10,213	0

Proposal 2. Share Issuance Proposal.

The stockholders approved, for purposes of complying with the NYSE American LLC (the “NYSE American”) listing rules, the issuance of 20% or more of the Company’s issued and outstanding Common Stock as of December 5, 2024 pursuant to a securities purchase agreement with the purchasers named therein, dated December 5, 2024, including upon the conversion of the senior secured convertible notes and the exercise of warrants issued or issuable to such purchasers, based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
805,716	185,868	2,817	1,455,399

Proposal 3. Adjournment Proposal.

The stockholders approved an adjournment of the Special Meeting, if necessary, to permit further solicitation and vote of proxies in the event there were not sufficient votes in favor of Proposal 1 or Proposal 2 based on the votes listed below. However, such an adjournment was not necessary in light of the approval of Proposal 1 and Proposal 2 at the Special Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,719,589	713,973	16,238	0

Item 7.01. Other Events.

In addition, on January 16, 2025, the Company issued a press release relating to the Reverse Stock Split described in this Current Report on Form 8-K. A copy of the press release attached as Exhibit 99.1 to this report is being furnished and incorporated by reference into this Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 and the accompanying exhibit shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Form of Certificate of Amendment of the Company’s Third Amended and Restated Certificate of Incorporation, as amended.
99.1	Press Release dated January 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2025	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer